EXHIBIT 3 (i)

                              ARTICLES OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF

              Summit Brokerage Services, Inc. -(ref. P93000062813)

Pursuant to the provision of section 607.1006, Florida Statutes, this Florida profit corporation adopts the following articles of amendment to its articles of incorporation:

FIRST: Amendment(s) adopted: (indicate article number(s) being amended, added or deleted)

1.  Article XI - Officers:

        Appoint  -    Richard Parker, Chairman
                      William R. Turner, President
                      Mark F. Caulfield, Secretary / Treasurer

        Remove  -     Richard Parker, President / Secretary / Treasurer

2. Article VIII - Directors:

        Appoint  -    Brian Best
                      Harry Green
                      Mark Olson
                      Jack Root

SECOND: If an amendment provides for an exchange, reclassification or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment are as follows:

THIRD: The date of each amendment's adoption.

THIRD: The date of each amendment's adoption: November 6, 1999.

FOURTH: Adoption of Amendment(s) (CHECK ONE)

        |X| The amendment(s) was/were approved by the shareholders. The number of votes cast for the amendment(s) was/were sufficient for approval.

        |_| The amendment(s) was/were approved by the shareholders through voting groups. The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):

              "The number of votes cast for the amendment(s) was/were sufficient For approval by ___________________________________________."
                                          voting group

        |_| The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required.

        |_| The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required.

        Signed this 6th day of November 1999.

Signature  /s/ Richard Parker, COB
           ---------------------------------------------------------
(By the Chairman or Vice Chairman of the Board of Directors, President or other officer if adopted by the shareholders)

                                       OR

                   (By a director if adopted by the directors)

                                       OR

              (By an incorporation if adopted by the incorporators)

                                 Richard Parker
--------------------------------------------------------------------------------
                              Type or printed name

                                    Chairman
--------------------------------------------------------------------------------
                                      Title

                           FLORIDA DEPARTMENT OF STATE
                                Sandra B. Mortham
                               Secretary of State

August 26, 1997

RICHARD P. GREENE, P.A.
2455 E. SUNRISE BLVD.
SUITE 905
FORT LAUDERDALE, FL 33304

Re: Document Number P93000062813

The Articles of Amendment to the Articles of Incorporation of SUMMIT BROKERAGE SERVICES, INC., a Florida corporation, were filed on August 20, 1997.

Should you have any questions regarding this matter, please telephone (850) 487-6050, the Amendment Filing Section.

Teresa Brown
Corporate Specialist
Division of Corporations                    Letter Number: 297AOOO42893

      Division of Corporations - P.O. BOX 6327 -Tallahassee, Florida 32314

                              ARTICLES OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                         SUMMIT BROKERAGE SERVICES, INC.

      The Articles of Incorporation of the above-named corporation (the "Corporation"), filed with the Department of State on the 3rd day of September, 1993, and assigned Document Number P93000062813, are hereby amended pursuant to a written consent in lieu of meeting executed by the holders of all of the Corporation's Common Stock and all of the Corporation's Directors on the 9th of July, 1997, as follows:

                                     ITEM 1

      1. ARTICLE IV - CAPITAL STOCK is hereby amended to read as follows:

                           ARTICLE IV - CAPITAL STOCK

            This corporation is authorized to issue Ten Million (10,000,000) shares of $.0001 par value common stock.

      This Articles of Amendment to the Articles of Incorporation was adopted by the shareholders and directors on the 9th day of July, 1997.

      IN WITNESS WHEREOF, the undersigned has executed these Articles of Amendment to the Articles of Incorporation this 9 day of July, 1997.


                                            By: /s/ Richard Parker, President
                                                --------------------------------
                                                Richard Parker,
                                                President and Secretary

                            ARTICLES OF INCORPORATION
                                       OF
                         SUMMIT BROKERAGE SERVICES, INC.

      The undersigned subscriber to these Articles of Incorporation, a natural person competent to contract under the laws of the State of Florida, hereby forms a corporation for profit under the laws of the State of Florida.

                                ARTICLE I - NAME

      The name of this corporation is: SUMMIT BROKERAGE SERVICES, INC.

                     ARTICLE 11 - DURATION AND COMMENCEMENT

      This corporation is to exist perpetually. The date when corporate existence shall commence shall be upon the filing of this instrument in the office of the Secretary of State.

                              ARTICLE III - PURPOSE

      This corporation is organized for the following purposes:
To buy, sell, own, hold and operate real and personal property of all kinds.

      To engage in the development and sale of real estate, including single family and multi-family dwellings.

      To buy and otherwise acquire, and to own, hold, sell, rent lease, mortgage and otherwise convey and deal in and with real estate and personal property of every sort, kind and description.

      To buy and otherwise acquire, and to sell, real estate and personal property of any and all kinds whatsoever, either for cash or on credit; to take and accept notes and mortgages and contracts for the security of any debts; to borrow money and otherwise obtain credit; to mortgage and otherwise pledge its real or personal property, or both, for the purpose of securing its indebtedness.

      To subscribe for, purchase, or otherwise acquire, underwrite, obtain an interest in, own, hold, pledge, hypothecate, assign, deposit, create trusts with respect to, sell, exchange, or otherwise dispose of and generally deal in and with securities of every kind and description of any government, state, territory, district, municipality, or other political or governmental division or subdivision, body politic, corporation, association, partnership, firm, trustee, syndicate, individual, combination, organization, or entity whatsoever located in or organized under the laws of any part of the world, including (without limiting the generality of the foregoing) stocks, shares, voting trust certificates, bonds, mortgages, deeds of trust, debentures, notes land trust certificates, warrants, rights, scrip, commercial paper, chooses in action, evidences of indebtedness, certificates of interest or other obligations or other securities of any nature howsoever evidenced; to acquire or become interested in any such securities by original subscription, underwriting, participation in syndicates, or otherwise and irrespective of whether or not such securities are fully paid or subject to further payments or assessments' and to exercise any and all rights, powers, and privileges of individual ownership or interest in respect of any such securities, including the right to vote thereon and otherwise act with respect thereto, and to promote, manage, participate in, and act as agent for any underwriting, purchasing, or selling syndicate or group and otherwise to take part in and assist, in any legal matter, by guaranty or otherwise, the purchase, sale, or distribution of any such securities.

      To engage in the business of the accumulation and lending of money, by lending the capital of the company and such other funds as it may from time to time lawfully acquire from various borrowers upon such security as may be agreed upon between the corporation and borrowers, and by re-lending in like manner the funds arising from such loans when paid.

      To purchase, or in any way acquire for investment or for sale or otherwise, any business, assets of a business, contracts for the purchase or sale of any business or the assets thereof, and any other property of any kind or any interest therein, whether such is a going concern or not, and as the consideration for same to pay cash or to issue the capital stock debenture bonds, mortgage bonds, or other obligations of the corporation, and to sell, convey, lease, mortgage, deed in trust, turn to account, or otherwise deal with all or any part of the property of the corporation; to make and obtain loans upon any business or the assets thereof in connection with the acquisition of such or continuing operation of the same, giving or taking evidences of indebtedness and securing the payment thereof by mortgage, trust deed, pledge or otherwise, and to enter into contracts to buy or sell any property, real or personal; to act as a consulting firm and provide managerial skills and expertise to any business, whether owned by the corporation or not; to render advise and assistance on any subject which, in the opinion of the Board of Directors of the corporation, the corporation and its personnel are qualified to render, , and to receive compensation for or pay for the same in cash, stock or bonds or otherwise.

      To manufacture, purchase or otherwise acquire and to own, mortgage, pledge, sell, assign, transfer, or otherwise dispose of, and invest, trade in, deal in and with, goods, wares, merchandise, real and personal property, and services of every class, kind, and description, except that it is not to conduct a banking, safe deposit, trust, insurance, surety, express, railroad, canal, telegraph, telephone, or cemetery company, a building and loan association, fraternal benefit society, state fair or exposition.

      To conduct business in, and have one or more offices in, and buy, hold, mortgage, sell, convey, lease, or otherwise dispose of real and personal property, including franchises, patents, copyrights, trademarks, and licenses in the State of Florida and in all other states and countries.

      To contract debts and borrow money, issue and sell or pledge bonds, debentures, notes and other evidence of indebtedness, and execute such

      To purchase, hold, sell, reissue and otherwise deal in its own capital stock, bonds, debentures and other forms or evidence of indebtedness and those of other persons, firms and corporations.

      To engage in any and every other business, occupation, and enterprise, except banking, and to exercise any and all other powers and rights which are conferred upon or granted to corporations by present existing laws of the State of Florida, or of the United States, or of other states and authorities anywhere or which may be granted to or conferred upon such corporation by any law or act of the State of Florida, or of the United States, or elsewhere, which may be hereafter enacted or adopted; and generally to do any and all such acts as may be necessary, proper or convenient in carrying out or accomplishing the general purposes for which said corporation is formed.

      Without in anywise limiting the generality of the foregoing, to purchase, sell or otherwise deal in any manner whatsoever in any and all other property of any nature whatsoever customarily incident to or connected with any of the foregoing.

      To have, exercise and enjoy all of the powers, general and special, of like corporations as now or hereafter may be provided by law, and to do and perform all such other acts and things as may be necessary, profitable or expedient in carrying on any of the business or acts above named or any business or acts auxiliary thereto or connected therewith.

      To do each and everything necessary, suitable or proper for the accomplishment of any of the purposes, or the attainment of any one or more of the purposes or objects herein enumerated which shall at any time appear conducive or expedient for the protection or benefit of this corporation either as holders or interested in any property, and in general to carry on any business, it being the intention that the objects, purposes and powers specified and the clauses contained in this paragraph of this instrument shall be in no way limited or restricted by reference to or inference from the terms of this or any other paragraph of this instrument, but that the mortgages, transfers of corporate property and/or other instruments to secure the payment of corporate indebtedness as requires.

      To purchase, or in any way acquire for investment or for sate or otherwise, lands, contracts for the purchase or sale of lands, buildings, condominiums, improvements, and any other real property of any kind or any interest therein, and as the consideration for same to pay cash or to issue the capital stock, debenture bonds, mortgage bonds, or other obligations of the corporation, and to sell, convey, lease, mortgage, deed of trust, turn to account or otherwise deal with all or any part of the property is the corporation; to make and obtain loans upon real estate, improved or un-improved, and upon personal property, giving or taking evidences of indebtedness and securing the payment thereof by mortgage, trust deed, pledge or otherwise; and to enter into contracts to buy or sell any property, real or personal; to buy and sell mortgages, trust deeds, contracts, and evidences of indebtedness; to purchase or otherwise acquire, for the purpose of holding or disposing of the same, real or personal property of every kind and description, including the good will, stock, rights, and property of any person, firm association, or corporation, paying for the same in cash, stock, or bonds of this corporation; and to draw, make, accept, indorse, discount, execute, and issue promissory notes, bills of exchange, warrants, bonds, debentures, and other negotiable or transferable instruments, or obligations of the corporation, from time to time, for any of the objects or purposes of the corporation without restriction or limit as to amount.

      To purchase the corporate assets of any other corporation and engage in the same or other character of business.

      To guarantee, endorse, purchase, hold, sell, transfer, mortgage, pledge or otherwise acquire or dispose of the shares of the capital stock of, or any bonds, securities, or other evidence of indebtedness created by any other corporations of the State of Florida, or any other state or government, and while owner of such stock to exercise all rights, powers and privileges of ownership, including the right to vote such stock, objects, purposes and powers specified in each of the clauses of this paragraph shall be regarded as independent objects, purposes and powers.

                           ARTICLE IV - CAPITAL STOCK

      This corporation is authorized to issue Seven Thousand Five Hundred (7,500) shares of One and no/1 00 ($1.00) Dollars each par value common stock.

                          ARTICLE V - PREEMPTIVE RIGHTS

      Every shareholder, upon the sale for cash of any new stock of this corporation of the same kind, class or series as that which he already holds, shall have the right to purchase his pro rata share (as nearly as may be done without issuance of fractional shares) at the price at which it is offered to others.

                         ARTICLE VI - PLACE OF BUSINESS

      The initial post office address of the principal office of this corporation in the State of Florida is 200 S. Harbor City Boulevard, Suite 501, Melbourne, Florida 32901. The corporation may maintain such other offices, both within and without the State of Florida, as the Board of Directors may from time to time determine.

                        ARTICLE VII - INITIAL REGISTERED
                                OFFICE AND AGENT

      The street address of the initial registered office of this corporation is 200 S. Harbor City Boulevard, Suite 501, Melbourne, Florida 32901, and the name of the initial registered agent of this corporation at that address is RICHARD PARKER.

                    ARTICLE VIII - INITIAL BOARD OF DIRECTORS

      This corporation shall have one (1) director initially. The number of directors may be increased or diminished from time to time by the By-Laws, but shall never be less than one. The name and address of the initial director of this corporation are:

        NAME                        ADDRESS

        Richard Parker              200 South Harbor City Boulevard
                                    Suite 501
                                    Melbourne, Florida 32901

                           ARTICLE IX - INCORPORATORS

      The name and address of the person signing these Articles of Incorporation are:

        NAME                        ADDRESS

        Richard Parker              200 South Harbor City Boulevard
                                    Suite 501
                                    Melbourne, Florida 32901

                               ARTICLE X - BY-LAWS

      The power to adopt alter, amend or repeal By-Laws shall be reserved to the Board of Directors.

                              ARTICLE XI - OFFICERS

      The initial officers of this corporation shall. be: Richard Parker, President, Secretary and Treasurer, and said officer shall hold office until his successors are chosen by the Board of Directors and Qualify.

      IN WITNESS WHEREOF, the undersigned subscriber has hereunto set his hand and seal on this the 30 day of August 1993.


                                          /s/ Richard Parker
                                          ------------------------------- (L.S.)
                                          Richard Parker

STATE OF FLORIDA
COUNTY OF BREVARD

      I HEREBY CERTIFY that on this date before me, a Notary Public, duly authorized in the State and County named above to take acknowledgments, personally appeared RICHARD PARKER, to me known to be the person described as incorporate in and who executed the foregoing Articles of Incorporation, thereof, he subscribed to these Articles of Incorporation voluntarily on the day the same bears date.

      WITNESS my hand and official seal in the County and State named above this 30 day of August 1993.


                                          /s/ Denise S. MacTaggart
                                          --------------------------------------
                                          Notary Public, State of Florida
                                          Commission expires: MAR. 15, 1994
                                          Bonded thru Notary Public Underwriters

                  ACCEPTANCE OF APPOINTMENT AS REGISTERED AGENT

      The undersigned, having been named in Article VII to accept service of process upon SUMMIT BROKERAGE SERVICE, INC., at the place designated in the foregoing Articles of Incorporation, does hereby accept to act in this capacity and agree to comply with the provisions of Chapter 48.091, Florida Statutes, relative to keeping open said business.

      The location of the registered office of said corporation is 200 South Harbor City Boulevard, Melbourne, Brevard County, Florida 32901.

      IN WITNESS WHEREOF, the name and seal of said resident agent is hereby affixed at Melbourne, Brevard County, Florida, this 30 day of August 1993.


                                            /s/ Richard Parker
                                            ----------------------------- (L.S.)
                                            Richard Parker
                                            Resident Agent for
                                            Summit Brokerage Services, Inc.

Subscribed and sworn to before me this 30 of August 1993.


/s/ Denise S. MacTaggart
-----------------------------------------------
Notary Public, State of Florida
Commission expires: MAR. 15, 1994
Bonded thru Notary Public Underwriters